Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Announces Solid Growth in
Third Quarter 2013 and Bezalip US IND Cleared by FDA

Milton, Ontario, Canada, November 14, 2013 – Tribute Pharmaceuticals Canada Inc. (OTCQB:TBUFF) ("Tribute" or "the Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada, today announced financial results for its fiscal 2013 third quarter ending September 30, 2013.  In this press release, all dollar amounts are expressed in Canadian currency - unless otherwise noted - and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Third Quarter 2013 Highlights:
•	Revenues increased 8% for the three months ended September 30, 2013 compared to same period in 2012;
•	Gross profit was up 16% for the three months ended September 30, 2013 compared to the same period in 2012;
•	The Company recently announced that the Investigational New Drug application (“IND”) has been cleared by the FDA. For further information see the Company’s press release date November 11, 2013.
•	On August 8, 2013, SWK Funding LLC and the Company entered into a credit agreement in US$6,000,000.
•	The regulatory authorities of Hong Kong approved the sale of NeoVisc in Hong, expected to be launched in Q4 2013.

Total net revenue for the three month period ended September 30, 2013 increased by 8.3% to $3,480,100 compared to $3,213,500 in 2012.  The increase in sales between the corresponding periods was attributable to an increase in Other Domestic Product Sales of $214,200 or 37.2% as well as Royalty and Licensing Revenues of $99,900.

For the nine month period ended September 30, 2013 total net revenues from all sources increased by 13.6% or $1,227,700 to $10,232,400 compared to $9,004,700 for the same period in 2012.  The increase in sales between the corresponding periods was attributable to an increase in Licensed Domestic Product Net Sales of $274,500 or 4.5%, an increase in Other Domestic Product Sales of $911,400 or 53.4%, and $197,900 of Royalty and Licensing Revenue in each case, as compared to the same period in 2012.  Serving as a partial offset was a decrease in International Product Sales of $156,100 or 13.1%.

The net loss before taxes for the three month period ended September 30, 2013 was $2,583,600 compared to a loss of $1,005,600 for the same period in the prior year.

Main factors decreasing the net loss for three month period ended September 30, 2013 compared to the same period in the prior year include:

Excluding non-operating expenses for the three month period ended September 30, 2013 of $1,615,000; the net loss from operations was $968,600.  This compares to the prior period net loss from operations of $928,000.  The increase in the operational loss of $40,600 or 4.4% represents higher selling, general and administrative costs offset in part by increases in product margins, detailed below.

For the nine month period ended September 30, 2013, the net loss before tax was $6,600,900 compared to a net loss of $2,878,000 for the same period in the prior year.

Main factors decreasing the net loss for the nine month period ended September 30, 2013 compared to the same period in the prior year include:

Excluding non-operating expenses for the nine month period ended September 30, 2013 of $2,678,800; the net loss from operations was $3,922,200.  This compares to the prior period net loss from operations of $2,764,800.  The increase in the operational loss represents higher selling, general and administrative costs offset in part by increases in product margins, detailed below.

Gross profit for the three month period ended September 30, 2013 was $1,569,500, higher by 15.5%, or $210,300 compared to the same period in the prior year.  Underlying improvements in gross profit for the three month period ended September 30, 2013 were due to additional gross profit of $110,100 from Other Domestic Product Sales and International Product Sales and $99,900 for Royalty and Licensing Revenue.

For the nine month period ended September 30, 2013 gross profit was $4,736,700, higher by 22.9% or $881,200 compared to the same period in the prior year. Underlying improvements in gross profit for the nine month period ended September 30, 2013 were due to additional gross profit of $237,700 from Licensed Domestic Product Net Sales, $445,500 from Other Domestic Product Sales and International Product Sales and $197,900 from Royalty and Licensing Revenues.

Selling, general and administrative expenses for the for the three month period ended September 30, 2013 were $2,224,500 compared to $2,131,400 for the same period in 2012 an increase of $93,100 or 4.4% and the development, preparation and filing of the Bezalip® SR IND with the FDA.

For the nine month period ended September 30, 2013 selling, general and administrative expenses were $7,681,200 compared to $6,240,000 for the same period in 2012.  The increase of $1,441,200 or 23.1% is primarily due to a significant investment in the expansion of the Company’s sales force and marketing expenses to grow its existing products, marketing and sales expenses related to the launch of Cambia® to primary care physicians in the first quarter of 2013 and the development, preparation and filing of the Bezalip® SR IND with the FDA.

The net loss for the three month period ended September 30, 2013 was $2,583,600, compared to a net loss of $718,600 for the same period in the prior year.  This equates to a loss of ($0.05) per share compared to a loss of ($0.02) per share for the same period in 2012.

For the nine month period ended September 30, 2013 the net loss was $6,286,000, compared to a net loss of $2,076,400 for the same period in the prior year.  This equates to a loss of ($0.13) per share compared to a loss of ($0.05) per share for the same period in 2012.

On August 8, 2013, SWK Funding LLC ("SWK Funding"), a wholly-owned subsidiary of SWK Holdings Corporation entered into a credit agreement (the "Credit Agreement") pursuant to which the lenders party thereto provided to the Company a term loan in the principal amount of US$6,000,000 (the "Loan") which may be increased by an additional US$2,000,000 at the Company's request on or before December 31, 2014.  SWK Funding served as the agent, under the Credit Agreement.  The Loan matures on August 8, 2018.  The Loan shall accrue interest at an annual rate of 11.5% plus the Libor Rate (as defined in the Credit Agreement), with the Libor Rate being subject to a minimum floor of 2%, such that that minimum interest rate is 13.5%.  In connection with the Loan the Company issued SWK Funding 755,794 common share purchase warrants with each warrant entitling SWK Funding to acquire one common share in the capital of the Company at an exercise price of US$0.5954, at any time prior to August 8, 2020.  The Company has exercised its rights under the MidCap agreement to prepay the outstanding balance of the term loan with MidCap contemporaneously with the closing of the Credit Agreement with SWK.

The Company’s cash and cash equivalents position amounted to $2,749,200 at September 30, 2013 compared to $2,283,900 at December 31, 2012.

Cash used by operations for the nine month period ended September 30, 2013 was $5,444,900 (2012 - $2,231,300) mainly as a result a significant investment in the expansion of the Company’s sales force and promotional expenses to grow its existing products.  Also included are changes in non-cash operating assets and liabilities, which increased to $2,629,200 for the same period (2012- $249,500 increase).

 Cash used in investing activities for the nine month period ended September 30, 2013 was $498,700 (2012 - $489,800).

Cash provided by financing activities for the nine month period ended September 30, 2013 was $6,324,100 primarily from the private placement(s) completed for $4,713,800, less share issuance costs of $433,900 as well as the Credit Agreement completed with SWK Funding LLC for US$6,000,000 less financing costs of $305,200.  Cash used in financing activities included principal repayments to MidCap Funding III, LLC of $3,386,600.

About Tribute Pharmaceuticals Canada Inc.
Tribute is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), and Collatamp G®(gentamicin-impregnated collagen) in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on Tribute visit the Company’s websites:  http://www.tributepharma.com

Tribute Pharmaceuticals' Forward Looking Statement
This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results.  Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Soriatane® and Bezalip®SR  are registered trademarks and under license from Actavis Group PTC ehf
Cambia® is a registered trademark and under license from Nautilus Neurosciences, Inc.
Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.

For further information on Tribute, visit http://www.tributepharma.com or contact:

Tribute Pharmaceuticals Canada Inc.
Scott Langille, CFO
905-876-3166
scott.langille@tributepharma.com

or

Arnold Tenney
Chairman
705-445-9505

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As as September 30, 2013	As at December 31, 2012
ASSETS
Current
Cash and cash equivalents	$2,749,234	$2,283,868
Accounts receivable, net of allowance of $nil (December 31, 2012 - $nil)	1,308,868	1,205,087
Inventories	1,142,500	1,000,557
Taxes recoverable	545,326	261,400
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	403,181	118,910
Current portion of debt issuance costs, net	82,908	185,403
Total current assets	6,247,831	5,071,039
Property, plant and equipment, net	1,112,236	1,159,375
Intangible assets, net	9,949,193	10,883,179
Goodwill	3,599,077	3,599,077
Debt issuance costs, net	266,566	115,862
Total assets	$21,174,903	$20,828,532
LIABILITIES
Current
Accounts payable and accrued liabilities	$3,242,485	$5,455,664
Current portion of long term debt	-	1,305,840
Warrant liability	4,078,296	202,213
Total current liabilities	7,320,781	6,963,717
Long term debt	5,617,124	1,815,791
Deferred tax liability	-	314,900
Total liabilities	12,937,905	9,094,408
Contingencies and commitments
SHAREHOLDERS’ EQUITY
AUTHORIZED
Unlimited non-voting, convertible redeemable and retractable preferred shares with no par value Unlimited common shares with no par value ISSUED (Note 7a) Common shares 51,081,238 (December 31, 2012 - 39,610,042)	19,950,384	17,589,957
Additional paid-in capital options	2,296,205	1,867,723
Deficit	(14,009,591)	(7,723,556)
Total shareholders’ equity	8,236,998	11,734,124
Total liabilities and shareholders’ equity	$21,174,903	$20,828,532

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
CONDENSED INTERIM STATEMENTS OF OPERATIONS,
 COMPREHENSIVE (LOSS) AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2013	2012	2013	2012
Revenues
Licensed domestic product net sales	$2,242,333	$2,267,509	$6,378,621	$6,104,160
Other domestic product sales	790,362	576,174	2,618,710	1,707,336
International product sales	347,551	369,816	1,037,103	1,193,219
Royalty and licensing revenues	99,884	-	197,924	-
Total revenues	3,480,130	3,213,499	10,232,358	9,004,715

Cost of Sales
Licensor sales and distribution fees	1,501,243	1,526,690	4,262,968	4,226,247
Cost of products sold	409,358	327,582	1,232,701	922,983
Total Cost of Sales	1,910,601	1,854,272	5,495,669	5,149,230
Gross Profit	1,569,529	1,359,227	4,736,689	3,855,485

Expenses
Selling, general and administrative	2,224,457	2,1231,379	7,681,179	6,240,007
Amortization of assets (non-manufacturing property, plant and equipment)	313,635	155,807	977,693	380,270
Total operating expenses	2,538,092	2,287,186	8,658,872	6,620,277
(Loss) from operations	(968,563)	(927,959)	(3,922,183)	(2,764,792)
Non-operating income (expenses)
Change in warrant liability	(660,325)	66,183	(1,510,800)	203,396
Cost of extending the warrant expiration	-	-	-	(135,157)
Change in fair value of contingent consideration	-	-	-	79,724
Research and development	-	(6,590)	-	(14,916)
Accretion expense	(20,895)	(45,826)	(68,123)	(100,193)
Loss on disposal of intangible asset	(161,200)	-	(1261,200)	-
Loss on extinguishment of loan	(620,835)	-	(620,835)	-
Interest income	268	12,150	2,235	12,150
Interest expense	(152,026)	(103,551)	(320,029)	(158,175)
(Loss) and comprehensive (loss) before tax	(2,583,576)	(1,005,593)	(6,600,935)	(2,877,963)
Current income tax recovery	-	71,153		71,153
Deferred income tax recovery	-	215,800	314,900	730,440
Net (loss) and comprehensive (loss) for the period	(2,583,576)	(718,640)	(6,286,035)	(2,076,410)
Deficit, beginning of period	(11,426,015)	(5,732,360)	(7,723,556)	(4,374,590)
Deficit, end of period	(14,009,591)	(6,451,000)	(14,009,591)	(6,451,000)
Loss per share - Basic and diluted	(0.05)	(0.02)	(0.13)	(0.05)

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

	For the Nine Month Period Ended September 30
	2013	2012
Cash flows from (used in) operating activities
Net (loss)	$(6,286,035)	$(2,076,410)
Items not affecting cash:
Deferred income tax (recovery)	(314,900)	(730,400)
Amortization	995,758	412,490
Changes in warrant liability	1,510,800	(203,396)
Cost of extending the warrant expiration	-	135,157
Changes in fair value of contingent consideration	-	(79,724)
Loss on extinguishment of loan	620,835	-
Loss on disposal of intangible asset	161,200	-
Stock-based compensation	428,482	460,332
Accretion expense	68,124	100,193
Change in non-cash operating assets and liabilities	(2,629,186)	(249,493)
Cash flows (used in) operating activities	(5,444,922)	(2,231,251)
Cash flows from (used in) investing activities
Additions to property, plant and equipment	(25,562)	(32,489)
Payment of contingent liability	(460,000)	-
Increase in intangible assets	-	(32,270)
Increase to patents and licensing agreements	(13,180)	(425,000)
Cash flows (used in) investing activities	(498,742)	(489,759)
Cash flows from (used in) financing activities
Financing costs deferred	(305,227)	(343,934)
Long term debt issued	6,084,437	3,500,000
Units issued	4,713,787	-
Long term debt repayment	(3,386,630)	-
Debt extinguishment costs	(348,420)	-
Share issuance costs	(433,871)	-
Cash flows from financing activities	6,324,076	3,156,066
Changes in cash and cash equivalents	380,412	435,056
Change in cash due to changes in foreign exchange	84,954	(54,378)
Cash and cash equivalents, beginning of period	2,283,868	2,227,973
Cash and cash equivalents, end of period	$2,749,234	$2,608,651